As filed with the Securities and Exchange Commission on October 13, 2020.
Registration No. 333-249290
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lefteris Acquisition Corp.
(Exact name of registrant as specified in its charter)
Delaware	6770	85-2646550
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
292 Newbury Street
Suite 293
Boston, MA 02115
(617) 510-1991
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jon Isaacson
Chief Financial Officer and Chief Corporate Development Officer
292 Newbury Street
Suite 293
Boston, MA 02115
(617) 510-1991
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212) 596-9000	Samir A. Gandhi, Esq. Michael P. Heinz, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	25,875,000 Units	$10.00	$258,750,000	$28,229.63
Shares of Class A common stock included as part of the Units(3)	25,875,000 Shares	—	—	—(4)
Redeemable warrants included as part of the Units(3)	8,625,000 Warrants	—	—	—(4)
Total			$258,750,000	$28,229.63(5)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 3,375,000 units, consisting of 3,375,000 shares of Class A common stock and 1,125,000 redeemable warrants that may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Previously paid.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Lefteris Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-249290) to file exhibits to the Registration Statement as indicated in Item 16 in the index to exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits. The following exhibits are filed as part of this registration statement:
Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation
3.2**	Form of Second Amended and Restated Certificate of Incorporation
3.3*	Bylaws
4.1**	Specimen Unit Certificate
4.2**	Specimen Class A Common Stock Certificate
4.3**	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1**	Opinion of Ropes & Gray LLP
10.1**	Form of Letter Agreement among the Registrant, Lefteris Holdings LLC and each of the officers and directors of the Registrant
10.2**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.3*	Founder Shares Subscription Agreement, dated August 28, 2020, between the Registrant and Lefteris Holdings LLC
10.4*	Form of Warrant Purchase Agreement between the Registrant and Lefteris Holdings LLC
10.5**	Form of Registration and Stockholder Rights Agreement between the Registrant and certain securityholders
10.6**	Form of Indemnity Agreement
10.7*	Promissory Note issued in favor of Lefteris Holdings LLC, dated August 28, 2020
10.8**	Strategic Services Agreement between the Registrant and Jon Isaacson
23.1*	Consent of WithumSmith+Brown, PC
23.2**	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24*	Power of Attorney (included on the signature page of this Registration Statement)
99.1*	Consent of Asiff Hirji, Director Nominee
99.2*	Consent of Charles Roame, Director Nominee
99.3*	Consent of April Rudin, Director Nominee
*	Previously filed.
**	Filed herewith.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of October, 2020.
Lefteris Acquisition Corp.

By:	/s/ Karl Roessner
Name: Karl Roessner
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

*	Chairman of the Board of Directors	October 13, 2020
Mark Casady

/s/ Karl Roessner	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2020
Karl Roessner

*	Chief Financial Officer and Chief Corporate Development Officer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2020
Jon Isaacson

*By:	/s/ Karl Roessner
Karl Roessner Attorney-in-Fact
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